Exhibit 10.6

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is dated as of [            , 20    ] (the “Award Date”) by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and [                        ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant, effective as of the date hereof, a restricted stock award (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Award Agreement, the Company hereby grants to the Participant an Award with respect to an aggregate of [                    ] restricted shares of common stock of the Company (the “Restricted Shares”).

3. Vesting; Forfeiture.

(a) Vesting. Subject to Sections 3(b) and (c) below, the Award shall vest and become nonforfeitable with respect to [                ] percent of the total number of Restricted Shares subject to the Award (subject to adjustment under Section 4.3 of the Plan) on each of [                    ].

(b) Termination Date. Notwithstanding any other provision herein, upon the date on which the Participant ceases to be employed by the Company or a Subsidiary (regardless of the reason for such termination of employment, whether with or without cause, voluntarily or involuntarily, or due to death or disability) (the “Termination Date”), the Participant’s Restricted Shares (and related Restricted Property as defined in Section 8 hereof), to the extent such shares have not become vested pursuant to Section 3(a) as of the Termination Date, shall be forfeited to the Company as provided in Section 3(c) upon the Termination Date.

(c) Forfeiture Procedures. Upon the occurrence of any forfeiture of Restricted Shares pursuant to Section 3(b), such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company as of the applicable forfeiture date without any other action by the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable). No consideration shall be paid by the Company with respect to such transfer. The Company may exercise its powers under Section 7(d) hereof and take any other action necessary or advisable to evidence such transfer. The

Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death or disability, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.

4. Continuance of Employment. The vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment as provided in Section 3 above.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any of its Subsidiaries, interferes in any way with the right of the Company or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights. After the Award Date, the Participant shall be entitled to cash dividends and voting rights with respect to the Restricted Shares subject to the Award even though such shares are not vested; provided, however, that such rights shall terminate immediately as to any Restricted Shares that are forfeited pursuant to Section 3 above; and provided, further, that the Participant agrees that promptly following any such forfeiture of Restricted Shares, the Participant will make a cash payment to the Company equal to the amount of any cash dividends received by the Participant in respect of any such unvested, forfeited shares. To the extent the shares are forfeited after the record date and before the payment date for a particular dividend, the Participant shall, promptly after the dividend is paid, make a cash payment to the Company equal to the amount of any such cash dividend received by the Participant in respect of such forfeited shares.

6. Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 3 hereof, neither the Restricted Shares, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 8 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7. Stock Certificates.

(a) Book Entry Form. The Company shall issue the Restricted Shares subject to the Award either: (a) in certificate form as provided in Section 7(b) below; or (b) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.

(b) Certificates to be Held by Company; Legend. Any certificates representing the Restricted Shares that may be delivered to the Participant by the Company prior to vesting shall be redelivered to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:

“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Agreement entered into between the registered owner and Cell Therapeutics, Inc. A copy of such Agreement is on file in the office of the Secretary of Cell Therapeutics, Inc.”

(c) Delivery of Certificates Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 3 hereof and the satisfaction of any and all related tax withholding obligations pursuant to Section 9, the Company shall, as applicable, either remove the notations on any Restricted Shares issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Restricted Shares which have vested (or, in either case, such lesser number of shares as may result after giving effect to Section 9). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its counsel may determine to be necessary or advisable in order to ensure compliance with all applicable laws, rules, and regulations with respect to the grant of the Award and the delivery of Shares in respect thereof. The Shares so delivered shall no longer be Restricted Shares hereunder.

(d) Stock Power; Power of Attorney. Concurrently with the execution and delivery of this Award Agreement, the Participant shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Shares. The Company shall not deliver any share certificates in accordance with this Award Agreement unless and until the Company shall have received such stock power executed by the Participant. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

8. Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 4.3 of the Plan, the Committee shall make adjustments in accordance with such section in the number and kind of securities that may become vested under the Award. If any adjustment is made under Section 4.3 of the Plan and the Restricted Shares are not fully vested upon such event or prior thereto, the restrictions applicable to such Restricted Shares shall continue in effect with respect to any consideration, property or other securities (the “Restricted Property” and, for the purposes of this Award Agreement, “Restricted Shares” shall include “Restricted Property”, unless the context otherwise requires) received in respect of such Restricted Shares. Such Restricted Property shall vest at such times and in such proportion as the Restricted Shares to which the Restricted Property is attributable vest, or would have vested pursuant to the terms hereof if such Restricted Shares had remained outstanding. To the extent that the Restricted Property includes any cash (other than regular cash dividends), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC-insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.

9. Tax Withholding. The Company (or any of its Subsidiaries last employing the Participant) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of any Restricted Shares. Alternatively, the Company may (but is not required to) permit the Participant to elect, in such manner and at such time or times prior to any applicable tax date as may be permitted or required under Section 11 of the Plan and rules established by the Committee, to have the Company withhold and reacquire Restricted Shares at their Fair Market Value at the time of vesting to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such vesting. Any election to have shares so held back and reacquired shall be subject to such rules and procedures as the Committee may impose, and shall not be available if the Participant makes or has made an election pursuant to Section 83(b) of the Code with respect to such Award.

10. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer employed by the Company or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.

11. Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

12. Entire Agreement. This Award Agreement and the Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 10.1 of the Plan. This Award Agreement may be amended by the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15. Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington without regard to conflict of law principles thereunder.

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of                             , 20    .

CELL THERAPEUTICS, INC., a Washington corporation

By:
[Name]
[Title]

PARTICIPANT

Signature

Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Cell Therapeutics, Inc., a Washington corporation (the “Company”), and the individual named below (the “Individual”) dated as of                         , 20    , the Individual, hereby sells, assigns and transfers to the Company, an aggregate              Shares of the Company, standing in the Individual’s name on the books of the Company and represented by stock certificate number(s)                                                   to which this instrument is attached, and hereby irrevocably constitutes and appoints                                          as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.

Dated                             ,

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)